UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2017 (March 10, 2017)

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive Springfield, Massachusetts	01104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 286-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2

Financial Information

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On March 10, 2017, Eversource Energy issued $300,000,000 aggregate principal amount of its Senior Notes, Series K, Due 2022 (the “Notes”), pursuant to an Underwriting Agreement, dated March 2, 2017 among Eversource Energy and Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.  The Notes are Eversource Energy’s unsecured obligations and were issued under an Eighth Supplemental Indenture, dated as of March 1, 2017, between Eversource Energy and The Bank of New York Mellon Trust Company, N.A., supplementing the Indenture between Eversource Energy and The Bank of New York Mellon Trust Company, N.A. (as successor trustee), dated as of April 1, 2002.  Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, beginning September 15, 2017, at the rate of 2.75% per year.  The Notes will mature on March 15, 2022.

Section 9

Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
1	Underwriting Agreement, dated March 2, 2017, among Eversource Energy and the Underwriters named therein
4.1	Eighth Supplemental Indenture establishing the terms of the Notes, dated March 1, 2017, between Eversource Energy and The Bank of New York Mellon Trust Company, N.A., as Trustee
4.2	Form of Notes (included as Exhibit A to the Eighth Supplemental Indenture filed herewith as Exhibit 4.1)
5	Legal opinion of Richard J. Morrison, Esq. relating to the validity of the Notes (includes consent)

 [The remainder of this page left blank intentionally.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY

(Registrant)

March 16, 2017

By:

/S/ PHILIP J. LEMBO

Philip J. Lembo

Executive Vice President,

Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1	Underwriting Agreement, dated March 2, 2017, among Eversource Energy and the Underwriters named therein
4.1	Eighth Supplemental Indenture establishing the terms of the Notes, dated March 1, 2017, between Eversource Energy and The Bank of New York Mellon Trust Company, N.A., as Trustee
4.2	Form of Notes (included as Exhibit A to the Eighth Supplemental Indenture filed herewith as Exhibit 4.1)
5	Legal opinion of Richard J. Morrison, Esq. relating to the validity of the Notes (includes consent)

4